Exhibit 10.3
Amended and Restated on April 29, 2022
INDEMNIFICATION AGREEMENT

    This Indemnification Agreement (“Agreement”) is entered into effective as of [DATE], between VMware, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Indemnitee”). [This Agreement amends, restates and supersedes that certain Indemnification Agreement, dated as of [DATE], by and between the Indemnitee and the Company (the “Original Agreement”).]

    [WHEREAS, pursuant to Section 10 of the Original Agreement, the Company and the Indemnitee wish to amend and restate in its entirety the Original Agreement to read as set forth herein; and]

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

WHEREAS, the Indemnitee is a director or officer of the Company; and

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies; and

    WHEREAS, the current Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation of the Company (collectively, the “Charter Documents”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law, and the Indemnitee will serve, has been serving and continues to serve as a director or officer of the Company in part in reliance on such Charter Documents; and

    WHEREAS, the Board of Directors (the “Board”) of the Company has determined that the inability of the Company to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and liability insurance coverage will be available in the future; and

    WHEREAS, in recognition of (i) the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and (ii) the Indemnitee’s reliance on the Company’s Charter Documents, and to provide the Indemnitee with specific contractual assurance that the protection promised by such Charter Documents will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such Charter Documents or any change in the composition of the Board or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

    NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

    1.     Basic Indemnification Arrangement.

(a)In accordance with the provisions of the DGCL (as defined below), the Company will, to the extent legally permissible, indemnify the Indemnitee against any and all Expenses (as defined below) actually and reasonably incurred by the Indemnitee and any and all judgments, fines and amounts paid or to be paid in settlement, excise taxes or penalties, any interest, assessment or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of payment under this Agreement (collectively, “Liabilities”) in connection with a Proceeding (as defined below) where the Indemnitee was or is a party to or is involved (as a party, witness or otherwise) by reason of (or arising in part out of) an Indemnifiable Event (as defined below).
(b)If so requested by the Indemnitee, the Company will advance (within five business days of such request) any and all Expenses in connection with such a Proceeding (an “Expense Advance”) to the fullest extent permitted by the DGCL. The Company will advance to the Indemnitee Expenses in accordance with such request (but without duplication) by either (i) paying such Expenses on behalf of the Indemnitee, or (ii) if requested by the Indemnitee, reimbursing the Indemnitee for such Expenses. The Indemnitee’s right to an Expense Advance is absolute and is not subject to any prior determination by the Company or any Reviewing Party (as defined below) that the Indemnitee has satisfied any applicable standard of conduct for indemnification.
(c)Notwithstanding anything in this Agreement to the contrary, the Indemnitee is not entitled to indemnification or Expense Advance pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee unless (i) the Company has joined in or the Company’s Board has authorized or consented in advance to the initiation of such Proceeding, or (ii) the Proceeding is one to enforce the Indemnitee’s rights under this Agreement.
(d)Notwithstanding the foregoing, the Indemnitee is not entitled to indemnification under Section 1(a) if the Reviewing Party has determined that the Indemnitee is not permitted to be indemnified under applicable law unless a court of competent jurisdiction otherwise determines.
(e)If, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified under applicable law, Indemnitee agrees to repay any related Expense Advance; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law is not binding and the Indemnitee is not required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s undertaking to repay such Expense Advances is unsecured and interest-free.
(f)If there has been no determination by the Reviewing Party within thirty days after written demand is presented to the Company, or if the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not been timely paid pursuant to Section 1(b) after a written demand has been received by the Company, the Indemnitee will have the right to commence litigation in the Delaware Court of Chancery to seek an initial determination by the court or challenge any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and to recover the unpaid amount of demand, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise is conclusive and binding on the Company and the Indemnitee.
(g)If a determination has been made by the Reviewing Party that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to Section 1(f), absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(h)The Company agrees that if there is a Change in Control (as defined below) of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Charter Documents now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company will seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval will not be unreasonably withheld (the “Special Independent Counsel”). The Special Independent Counsel will not have otherwise performed services for the Company or the Indemnitee, or their respective affiliates, other than in connection with such matters, within the last five years. The Special Independent Counsel will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Special Independent Counsel, among other things, will render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Special Independent Counsel pursuant to this Agreement.
(i)The Company will pay all costs associated with its determination of Indemnitee’s eligibility for indemnification.
(j)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement is required to be made prior to the final disposition of the Proceeding as to which indemnity is sought. In connection with any request for indemnification related to a threatened proceeding or investigation that does not lead to a Proceeding, the Reviewing Party will have the discretion to determine whether there has been a final disposition of the threatened proceeding or investigation.
    2.     Other Expenses. The Company is liable to and will pay the Indemnitee for any and all expenses (including attorneys’ fees) that are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or Expense Advance by the Company under this Agreement or any other agreement or Charter Documents now or hereafter in effect relating to indemnification, or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, to the extent that Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be. If requested by the Indemnitee, the Company will promptly advance (but in no event more than five business days after receiving such request) any such expenses to the Indemnitee, subject to repayment thereof to the extent Indemnitee is not successful in any action referred to in clause (i) above.

    3.     Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification or payment by the Company for some or a portion of the Expenses or Liabilities, but not, however, for all of the total amount thereof, the Company will nevertheless indemnify or pay the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee will be indemnified against all Expenses incurred in connection with such successful defense.

    4.     Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Reviewing Party or court will presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof will be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

    5.     No Other Presumptions. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, will be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

    6.     Non-exclusivity, Etc. The rights of the Indemnitee hereunder are in addition to any other rights the Indemnitee may have under the Company’s Charter Documents or the DGCL or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Charter Documents or this Agreement, it is the intent of the parties hereto that the Indemnitee will enjoy by this Agreement the greater benefits so afforded by such change.

    7.     Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. The Company will promptly notify Indemnitee of any good faith determination not to provide such coverage or of any lapse or termination of any such policy.

8.     Defense of Claims, Settlement of Claims.
(a)    Except as otherwise provided in this Section 8, to the extent that it may wish, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding.  After notice from the Company to Indemnitee of its election to assume the defense of the Proceeding, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee except as otherwise provided below.  Indemnitee will have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof will be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee and his or her counsel has reasonably determined that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding or that there may be one or more legal defenses available to the Indemnitee that are different or in addition to those available to the Company, or (iii) the Company has not in fact employed counsel to assume the defense of the Proceeding within 60 days of receipt of notice from Indemnitee. The Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee has made the determination provided for in (ii) above.
(b)    Regardless of whether the Company has assumed the defense of a Proceeding, the Company will not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, and the Company will not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee, or which does not provide a complete and unconditional release of Indemnitee, in each case without Indemnitee’s written consent.  Neither the Company nor the Indemnitee will unreasonably withhold the consents discussed in this subparagraph.
    9.     Certain Definitions.

(a)A “Change in Control” is deemed to have occurred if:
(i)Any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding (A) any Person who becomes a Beneficial Owner in connection with subsection (ii) below and (B) subject to subsection (v) below, the MSD Stockholders so long as the MSD Stockholders Beneficially Own, continuously as of and following the date hereof, 35% or more of the combined voting power of the Company’s then-outstanding securities;
(ii)There is consummated a merger or consolidation of the Company with any other corporation or similar entity, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger of consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(iii)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;
(iv)The individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or
(v)The MSD Stockholders acquire, whether by purchase, tender or exchange offer, by joining a partnership, limited partnership, syndicate or other group, through swap or hedging transactions or otherwise, Beneficial Ownership of any equity securities of the Company, any debt securities of the Company exercisable or exchangeable for, or convertible into, equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company or Synthetic Equity Interests other than (A) acquisitions of up to 2% in the aggregate of the Company’ Class A common stock (the “Common Stock”) outstanding as of the date of any such acquisition (measured immediately prior to such acquisition) that do not result in the MSD Stockholders Beneficially Owning in the aggregate a percentage of the outstanding Common Stock that is greater than the percentage of the outstanding Common Stock represented by the MSD Stockholders’ Initial Stake; (B) acquisitions of up to 1% in the aggregate of the Common Stock outstanding as of the date of any such acquisition (measured immediately prior to such acquisition) that would not be excepted under the preceding clause (A) (whether because such acquisitions would result in the MSD Stockholders Beneficially Owning in the aggregate a percentage of the outstanding Common Stock that is greater than that permitted thereby or because the MSD Stockholders have already acquired the maximum aggregate amount permitted thereby); or (C) acquisitions that are otherwise approved by the Board. For the avoidance of doubt, except for acquisitions that are otherwise approved by the Board, it shall be deemed a Change in Control if the MSD Stockholders purchase securities that would result in the MSD Stockholders Beneficially Owning, in the aggregate, a percentage of the then outstanding Common Stock that is greater than one percentage point more than the percentage of the outstanding Common Stock represented by the MSD Stockholders’ Initial Stake. Immediately following the time that the MSD Stockholders Beneficially Own less than 35% of the combined voting power of the Company’s then outstanding securities this clause (v) will terminate.
Any other provision of this definition notwithstanding, the term Change in Control will not be deemed to have occurred by virtue of any transaction which results in such Indemnitee, or a group of Persons in which such Indemnitee has a substantial interest, acquiring, directly or indirectly, 35% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities.
(b)“DGCL” means the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted.
(c)“Expense” means attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending (including any counterclaims), being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding.

(d)“Immediate Family Member” means, with respect to any natural person, such natural person’s parent, spouse, children (whether natural or adopted), grandchildren or more remote descendants, siblings and spouse’s parents and siblings.
(e)“Incumbent Board” means the members of the Board as of the date this Agreement. Notwithstanding the preceding sentence, any individual who becomes a member of the Board after the date hereof whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such member were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(f)“Indemnifiable Event” means any event or occurrence that takes place either prior to or after the Effective Date (as defined below), related to the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee continues to serve in such capacity(ies).
(g)“Indemnitee-Related Entity” means an entity (other than the Company or its subsidiaries or the insurer under and pursuant to an insurance policy of the Company or its subsidiaries) from whom the Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which the Company may also have an indemnification or advancement obligation.
(h)“MSD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by Michael S. Dell or his spouse or by Michael S. Dell and his spouse together.
(i)“MSD Stockholders” means Michael S. Dell, Susan Lieberman Dell Separate Property Trust, and their respective Permitted Assignees (as defined herein) that hold any equity securities of the Company, including any Common Stock, any debt securities of the Company exercisable or exchangeable for, or convertible into, equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company
(j)“MSD Stockholders’ Initial Stake” means 169,278,015 shares of Common Stock Beneficially Owned by the MSD Stockholders in the aggregate as of the close of business on November 1, 2021 (equitably adjusted for any stock splits, reverse stock splits, recapitalizations or similar transactions that may occur following such date) representing 40.3% of the combined voting power of the securities of the Company.
(k)“Permitted Assignee” means (A) Michael S. Dell, Susan Lieberman Dell Separate Property Trust or any Immediate Family Member of Michael S. Dell; (B) any MSD Charitable Entity; (C) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds any equity securities of the Company, any debt securities of the Company exercisable or exchangeable for, or convertible into, equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company, any of (or any combination of) Michael S. Dell, one or more Immediate Family Members of Michael S. Dell or MSD Charitable Entities; (D) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clause (A), (B) or (C) of this definition of “Permitted Assignee”; or (E) from and after Michael S. Dell’s death, any recipient of equity securities of the Company, debt securities of the Company exercisable or exchangeable for, or convertible into, equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company under Michael S. Dell’s will, any revocable trust established by Michael S. Dell that becomes irrevocable upon Michael S. Dell’s death, or by the laws of descent and distribution; provided, that in each of clauses (A) through (E) above, such person or entity executes and delivers to the Company a joinder or counterpart to the Company’s Stockholders Agreement dated November 1, 2021, by and among the Company, the MSD Stockholders and the other stockholders signatory thereto.
(l)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) of the Exchange Act but excluding (i) the Company or any of its subsidiaries or any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries (including any trustee or other fiduciary of any such plan), (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(m)“Proceeding” means any threatened, pending or completed action, suit, investigation, arbitration or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative or any inquiry or investigation, whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, whether or not instituted prior to the Effective Date.
(n)“Reviewing Party” means any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification. But if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors prior to such a Change in Control), the Reviewing Party will be the Special Independent Counsel.
(o)“Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (A) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (B) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (C) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions.

10.    Amendments, Etc. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

    11.     Subrogation. Except as otherwise provided in Section 19, in the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who will execute all papers reasonably required and do everything that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights. For the avoidance of doubt, any Liabilities incurred by the Indemnitee in complying with this Section 11 will be fully reimbursed by the Company.

    12.     No Duplication of Payments. Except as otherwise provided in Section 19, the Company will not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee in connection with any Proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, provision of a Charter Document or otherwise) of the amounts otherwise indemnifiable hereunder.

13.    Not Employment Contract. This Agreement will not be deemed an employment contract between the Company and Indemnitee, and the Company is not be obligated to continue Indemnitee’s corporate status as a director or an officer or any other capacity by reason of this Agreement.

14.    Notice. All notices, requests, consents or other communications under this Agreement must be delivered by hand or sent by registered or certified mail, return receipt requested, or by overnight prepaid courier, or by facsimile (receipt confirmed) to:

if to the Company:	VMware, Inc. 3401 Hillview Avenue Palo Alto, CA 94304 Attention: Office of the General Counsel Facsimile: 650-475-5101

if to the Indemnitee:	[NAME ADDRESS]

All such notices, requests, consents and other communications is deemed to have been duly delivered and received three days following the date on which mailed, or one day following the date mailed if sent by overnight courier, or on the date on which delivery by hand or by facsimile transmission.

    15.     Duration of Agreement. This Agreement is effective as of the earlier of (a) the first day the Indemnitee serves as a director or officer of the Company and (b) the first day the Indemnitee serves at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, even if such date occurred prior to the date of this Agreement (the “Effective Date”). The agreements and obligations of the Company contained in this Agreement will continue for so long as Indemnitee may be subject to any possible Proceeding by reason of (or arising in part out of) an Indemnifiable Event.

16.    Binding Effect, Etc. This Agreement is effective as of the Effective Date and is binding upon and inures to the benefit of and will be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, executors and personal and legal representatives, but is not otherwise assignable or delegable by the Company. The Company will require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by agreement in form and substance satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

    17.    Severability. The provisions of this Agreement will be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired and will remain enforceable to the fullest extent permitted by law.

    18.     Governing Law. This Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

    19.    Indemnitor of First Resort. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses or insurance provided by an Indemnitee-Related Entity. The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Indemnitee-Related Entity to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) it is required to advance the full amount of Expenses incurred by Indemnitee and will be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Charter Documents (or any agreement between the Company and Indemnitee), without regard to any rights such Indemnitee may have against the Indemnitee-Related Entity, and (iii) it irrevocably waives, relinquishes and releases the Indemnitee-Related Entity from any and all claims against the Indemnitee-Related Entity for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entity on behalf of Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company will affect the foregoing, and the Indemnitee-Related Entity will have a right of contribution or be subrogated (or both) to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

VMWARE, INC.

By:
Name:
Title:
Date:
[NAME]
______________________________________________ Signature
Date: _________________________________________

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